UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

                           Material Technologies, Inc.
                           ---------------------------
              Exact Name of Registrant as specified in its charter

Delaware                               33-23617                   95-4622822
--------------------------------------------------------------------------------
State or other jurisdiction           Commission                IRS Employer
       of incorporation               File Number            Identification No.

11661 San Vicente Blvd., Suite 707, Los Angeles, California          90049
--------------------------------------------------------------------------------
          Address of principal executive offices                   Zip Code

Registrant's telephone number, including area code: (310) 208-5589


Section 1. - Registrant's Business and Operations
-------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement
----------------------------------------------------

     (a)

     (1) On July 23, 2004, the registrant entered into a Stock Purchase Agreement ("Agreement") with Langley Park Investments PLC, a corporation organized under the laws of England and Wales ("Langley"). The Agreement was subject to a number of material conditions precedent before the obligations of any of the parties under the Agreement matured. The last of the conditions precedent was satisfied on October 1, 2004, at which time the Agreement became a binding and enforceable obligation of the parties thereto. There is no material relationship between the registrant and Langley other then the obligations created by the Agreement.

     The Agreement obligates the registrant to issue and sell eight million six hundred sixty-six thousand six hundred and sixty-six (8,666,666) shares of registrant's Common Stock par value $.001 (the "Shares") to Langley for a purchase price of $1.50 per share (the "Purchase Price"). The Purchase Price for the Shares is represented by the issuance to the registrant of seven million one hundred fifty-eight thousand, five hundred ninety (7,158,590) shares of 1.0p in Langley (the "Langley Shares"). The sale of Shares contemplated in the Agreement closed on October 1, 2004 (the "Closing").

     Pursuant to the Agreement, the registrant and Langley entered into an escrow agreement (the "Escrow Agreement") intended to provide certain protections to each party in the event the Shares or the Langley Shares fluctuated in value. Pursuant to the Escrow Agreement: i) the registrant deposited one half (1/2) of the Langley Shares with the escrowholder and
     ii) Langley deposited all of the registrant's Shares with the escrowholder.

     If the Market Value of the Shares on the date occurring two years after Closing (the "Two Year Anniversary") is less than the Closing Price, the
                   ---------------------
     registrant is required to sell to Langley and Langley is required to purchase the number of Langley Shares held in escrow (the "Langley
                                                                         -------
     Protection  Shares") equal to (a) the Langley Shares  multiplied by (b) the
     ------------------
     Percentage Decrease, at a purchase price of 1p per Langley Share (the "Escrow Purchase Price"). The "Percentage Decrease" shall be based on the
      ---------------------
     percentage decrease in the Closing Price of the Capital Shares as it relates to "Market Value". "Market Value" shall be the average of the ten
     (10) closing bid prices per Share during the ten (10) trading days immediately preceding the Two Year Anniversary.

     Within three (3) Business Days of the Two Year Anniversary of the Closing, Langley shall (i) send a notice ("Sale Notice") to the registrant and the
                                       ------------
     Escrow Agent of the Langley Protection Shares to be sold by the registrant to Langley, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary. Within fourteen (14) Business Days of the registrant's and the Escrow Agent's receipt of the Sale Notice and Escrow Agent's receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed simultaneously (i) to pay the Escrow Purchase Price to the registrant, if any, (ii) to deliver the Langley Protection Shares, if any, to Langley and (iii) to deliver the remaining Langley Escrow Shares, if any, to the registrant.


Section 3 - Securities and Trading Markets
------------------------------------------

Item 3.02 Unregistered Sales of Equity Securities
-------------------------------------------------

     (a) The registrant issued and sold eight million six hundred sixty-six thousand six hundred and sixty-six (8,666,666) shares of registrant's Common Stock par value $.001 (the "Shares") to Langley Park Investments PLC, on October 1, 2004. The total offering price for the Shares was $1.50 per share for a total purchase price of $13,000,000. The Shares were sold pursuant to an exemption from registration under Regulation S of the Securities Act.

     (b) The registrant issued and sold fourteen thousand seven hundred and sixty (14,760) shares of registrant's Common Stock par value $.001 (the "Shares") to Lalit Sharma, an individual, on September 10, 2004. The total offering price for the Shares was $1.69 per share for a total purchase price of $24,988. The Shares were sold pursuant to an exemption from registration under Regulation S of the Securities Act.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Material Technologies, Inc.


October 4, 2004                                  By: /s/ Robert M. Bernstein
---------------                                     ----------------------------
                                                     Robert M. Bernstein, CEO